UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                    Form 8-K/A
                                    Amendment 1

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  February 25, 2000

                          BANC ONE FINANCIAL SERVICES
                         Home Equity Loan Trust 1999-2



New York (governing law of          333-62911-06   52-2182699
Pooling and Servicing Agreement)    (Commission    IRS EIN
(State or other                     File Number)
jurisdiction


        c/o Norwest Bank Minnesota, N.A.
        11000 Broken Land Parkway                            21044
        Columbia, Maryland                                  (Zip Code)
        (Address of principal executive offices)


       Registrant's telephone number, including area code:  (410) 884-2000


         (Former name or former address, if changed since last report)


ITEM 5.  Other Events

For the month of January 2000, the Monthly Loss Rate was misreported for the Bank One Financial Services Home Equity Loan Trust 1999-2. The Monthly Loss Rate as previously reported was 0.016%. The revised Monthly Loss Rate is 0.188%. In addition, there should have been no reported Rolling Twelve Month Loss Rate rather than the reported rate of 0.001%. The actual dollar amount of reported losses for January was and is correct. Cumulative Losses were added to the Cumulative Loss Rate line item in Section G of the Monthly Servicing Report. No other information on the Monthly Servicing Report is affected by this change.

This Amendment No.1 on Form 8-K/A is being filed solely for the purpose of filing a corrected Exhibit 99.01 which shall replace
Exhibit 99.01 as originally filed on March 13, 2000 on a Form 8-K dated as of February 25, 2000.


  ITEM 7.  Financial Statements and Exhibits

        (c) Exhibits furnished in accordance with Item 601(a) of Regulation S-K

             Exhibit Number                      Description
                               Revised monthly report distributed to holders of
             EX-99.1 Home Equity Loan Trust 1999-2, relating to the February 25, 2000 distribution.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          BANC ONE FINANCIAL SERVICES
                         Home Equity Loan Trust 1999-2

              By:   Norwest Bank Minnesota, N.A., as Trustee
              By:   /s/ Sherri Sharps, Vice President
              By:   Sherri Sharps, Vice President
              Date: 06/28/2000


                                INDEX TO EXHIBITS

Exhibit Number                   Description

EX-99.1 Revised monthly report distributed to holders of Home Equity Loan Trust 1999-2, relating to the February 25, 2000 distribution.